                               AMENDING AGREEMENT

            THIS AGREEMENT made as of the 14th day of October, 2005.

BETWEEN:

            RNC GOLD INC.
            a corporation incorporated under the laws of Canada.

            (hereinafter referred to as the "OPTIONOR")

            - and -

            NORTHWESTERN MINERAL VENTURES INC.
            a corporation incorporated under the laws of the
            Province of Ontario.

            (hereinafter referred to as the "OPTIONEE")

      WHEREAS Minera Tango S.A. de C.V. ("MINERA TANGO") owns and holds directly
100% of the right, title and interest in and to the Property (as defined herein);

      AND WHEREAS the Optionor owns a 75% legal and beneficial interest in
Minera Tango, and Minera Camargo S.A. de C.V. owns a 25% legal and beneficial interest in Minera Tango;

      AND WHEREAS pursuant to the Mineral Property Agreement (as defined herein), the Optionor has the option to acquire the remaining 25% legal and beneficial interest in Minera Tango currently held by Minera Camargo S.A. de C.V
(the "CAMARGO OPTION");

      AND WHEREAS the parties hereto entered into an option agreement concerning the Property made as of the 14th day of July, 2004 (the "OPTION AGREEMENT"), and
a letter agreement dated the 19th day of May, 2005 to amend the terms of the
Option Agreement (the "LETTER AGREEMENT") in order to provide for the grant to the Optionee of an additional option (the "REMAINING OPTION" ) to acquire the
Remaining interest (as defined herein) in the Property;

      AND WHEREAS the Parties now wish to amend the Option Agreement as contemplated in the Letter Agreement in order to grant to the Optionee the
Remaining Option and in certain other respects, all for the consideration and upon the terms and conditions set forth herein;

      NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Five Dollars ($5.00) now paid by each of the Parties hereto to the other (the receipt and

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sufficiency of which is hereby acknowledged), and for other good and valuable consideration, the Parties hereto agree as follows;

1.    When used herein, the following terms shall have the meanings set forth below:

"BUSINESS DAY" shall have the meaning ascribed thereto in the Option Agreement:

"CAMARGO OPTION" shall have the meaning ascribed thereto in the recitals hereto;

"CLAIM" shall have the meaning ascribed thereto in the Option Agreement:

"COMMERCIAL PRODUCTION" means the output of product from operations which have operated continuously on the Property for a period of at least three (3)
consecutive calendar months, which output is equal to or exceeds sixty-five percent (65%) of the rated plant capacity as set out in the Feasibility Report applicable to the Property;

"COMMERCIAL PRODUCTION DATE" means the date upon which Commercial Production commences with regard to the Property;

"EFFECTIVE DAY" shall have the meaning ascribed thereto in the Option Agreement:

"ENCUMBRANCE" shall have the meaning ascribed thereto in the Option Agreement:

"EXPENDITURES" shall have the meaning ascribed thereto in the Option Agreement:

"FEASIBILITY REPORT" means a study prepared at the direction of the Operator by a recognized firm of mining engineering consultants which contains a detailed examination of the feasibility of brining a deposit of minerals on the Property into Commercial Production by the establishment of a mine entailing an operation involving production of a minimum of 25,000 ounces of gold equivalent per year, which study reviews all outstanding issues, contains the statement of the ore reserves, reviews the nature and scale of any proposed operation, contains an estimate of the construction costs and production costs and is in the form of a bankable document (meaning a document appropriate for presentation to a bank or other financial institution from which a party might wish to secure financing);

"FIRST OPTION" means the option granted to the Optionee by the Optionor pursuant to the Option Agreement to acquire an initial 50% legal and beneficial interest in Minera Tango upon the Optionee incurring aggregate Expenditures equal to
Cdn$1,500,000, and generating a Feasibility Report with regard to the Property all in accordance with the terms of the Option Agreement and the terms hereof;

"LETTER AGREEMENT" shall have the meaning ascribed thereto in the recitals hereto;

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"MINERA TANGO" shall have the meaning ascribed thereto in the recitals hereto;

"MINERAL PROPERTY AGREEMENT" shall have the meaning ascribed thereto in the
Option Agreement;

"NWT SHARES" shall have the meaning ascribed thereto in Section 7 hereof;

"OPTION AGREEMENT" shall have the meaning ascribed thereto in the recitals hereto;

"PARTIES" shall mean the Optionor and the Optionee, collectively, and "PARTY"
shall mean either one of them;

"OPTION PAYMENT" shall have the meaning ascribed thereto in Section 4 hereof;

"PROPERTY" means, collectively, (i) the mining concessions relating to a gold and silver property situated in Municipio of San Dimas in Durango State, Mexico, and (ii) a gold and silver property situated in Culiacan, Sinaloa, Mexico, all as further described in the Option Agreement;

"REMAINING INTEREST" means the remaining interest held by the Optionor in Minera
Tango following the exercise by the Optionee of the first Option in accordance with the terms of the Option Agreement and the terms hereof which, for greater certainty, shall be either (i) a 25% legal and beneficial interest in Minera
Tango in the event that the Optionor fails to exercise the Camargo Options or
(ii) a 50% legal and beneficial interest in Minera Tango in the event that the
Optionor exercises the Camargo Option;

"REMAINING OPTION" shall have the meaning ascribed thereto in the recitals hereto, and shall mean the additional grant by the Optionor to the Optionee of an additional option to acquire the Remaining Interest; and

"TANGO SHARES" shall have the meaning ascribed thereto in the Option Agreement;

All other capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Option Agreement.

2.    The Optionor hereby represents warrants and covenants as follows:

      (a)   the Optionor currently owns a 75% legal and beneficial interest in
            Minera Tango, and Minera Camargo S.A. de C.V. owns a 25% legal and beneficial interest in Minera Tango;

      (b)   pursuant to the Mineral Property Agreement, the Optionor has acquired the Camargo Option pursuant to which it may acquire the remaining 25% legal and beneficial interest in Minera Tango currently held by Mineral Camargo S.A. de C.V.;

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      (c)   in the event that the Optionee exercises the First Option in accordance with the terms of the Option Agreement and the terms hereof, the Optionor shall do all things and take all actions necessary or desirable to exercise the Camargo Option, such that the
            Optionor and Optionee shall thereafter (and prior to any exercise of the Remaining Option) each hold a direct 50% and beneficial interest in Minera Tango and, indirectly, 50% of the right, title and interest in the Property;

      (d)   each of the Property and Minera Tango is free and clear of all
            Encumbrances, Claims and defects in title;

      (e)   during the term of the Option Agreement, the Optionor shall take all actions and do all things necessary or desirable to ensure that
            Minera Tango (i) does not incur any liabilities other than with the express written consent of the Optionee; (ii) remains free and clear of all Encumbrances and Claims whatsoever; and (iii) does not take any action without the express written consent of the Optionee: and

      (f)   during the term of the Option Agreement, the Optionor shall take all actions and do all things necessary or desirable to ensure that (i)
            no liabilities are incurred on the Property other than with the express written consent of the Optionee; and (ii) the Property remains free and clear of all Encumbrances and Claims whatsoever.

3.    [INTENTIONALLY DELETED]

4.    The Optionor hereby grants to the Optionee the Remaining Option which may be exercised by the Optionee at any time following the exercise of the First
Option by the Optionee by making aggregate cash payments equal to CDN$20,000,00 to the Optionor, payable in accordance with the following schedule (the "OPTION
PAYMENTS"):

Date                                                                          Amount
----                                                                          ------

Upon completion of a Feasibility Report regarding the Property             CAD$3,000,000
Upon the Commercial Production Date                                        CAD$9,000,000
On or before the first anniversary of the Commercial Production Date       CAD$2,000,000
On or before the second anniversary of the Commercial Production Date      CAD$2,000,000
On or before the third anniversary of the Commercial Production Date       CAD$2,000,000
On or before the fourth anniversary of the Commercial Production Date      CAD$2,000,000

5.    Upon the Optionee making all of the Option Payments in accordance with
Section 4 above.

      (i)   the Optionee shall give written notice to the Optionor of such fact and the exercise of the Remaining Option; and

      (ii)  the Optionor shall transfer to the Optionee or its nominee that number of Tango Shares held by the Optionor following the exercise by the Optionee of the First

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            Option, which Tango Shares shall represent the Remaining Interest held by the Optionor at such time.

6.    In the even that the Optionee exercises the Remaining Option, the Parties agree that the Optionee shall become the operator of the Property, notwithstanding any provision to the contrary contained in the Option Agreement.

7.    In consideration of the grant of the Remaining Option hereunder and the other amendments to the terms of the Option Agreement set for the herein, the
Optionee hereby agrees to issue to the Optionor an aggregate of 200,000 common shares of the Optionee (the "NWT SHARES") registered in the name of the Optionor upon the execution of this Amending Agreement. In connection with the foregoing, the Optionor acknowledges and agrees that it has been independently advised as to the restrictions with respect to trading in the NWT Shares imposed by applicable securities legislation, confirms that no representation has been made to it by or on behalf of the Optionee with respect thereto, acknowledges that it is aware of the characteristics of the NWT Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the NWT
Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restriction period and compliance with the other requirements of applicable law, and it agrees that any certificates representing the NWT Shares may bear a legend indicating that the resale of such securities is restricted. In other words, the
NWT Shares are subject to a four (4) month hold regulatory hold period from the date of issuance of such NWT Shares, which date of issuance shall be as the date of this Amending Agreement;

8.    The Optionor shall deliver to the Optionee or its nominee a share certificate representing the requisite number of Tango Shares to which the
Optionee is entitled hereunder within three Business Days of the exercise by the
Optionee of each of the First Option and Remaining Option, registered in the name of the Optionee or its nominee, all in accordance with the terms hereof and of the Option Agreement.

9.    The Optionor hereby agrees and acknowledges that the Optionee shall have the right to register notice of each of the First Option and Remaining Option on title to the Property, and the Optionor shall use all reasonable efforts to do or cause to be done all things necessary, proper or advisable to give effect to such registration.

10.   In all other respect, the Option Agreement is hereby ratified and confirmed.

11.   This Agreement shall be construed in accordance with the laws of Ontario and the laws of Canada applicable therein, and shall be treated, in all respects, as an Ontario contract.

12.   This agreement may be executed in one or more counterparts by facsimile, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

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            IN WITNESS WHEREOF the Parties hereto have executed this Amending
Agreement as of the date first above written.

                                  RNC GOLD INC.

                                  By: /s/
                                      ----------------------------------------

                                  NORTHWESTERN MINERAL VENTURES INC.

                                  By: /s/
                                      ----------------------------------------